Exhibit 5.1

Morse & Morse PLLC

1400 Old Country Road , Suite 302

Westbury, New York 11590

(516)-487-1446

June 24, 2015

Mobiquity Technologies, Inc.

600 Old Country Road, Suite 541

Garden City, NY 11530

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Mobiquity Technologies, Inc. a New York corporation (the “Company”), in connection with a Registration Statement (File No. 333-201340) (collectively with all amendments, including post-effective amendments, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration of the sale by the Company of shares of common stock, par value $0.0001 (the "Shares"), with a proposed maximum aggregate offering price of $11,500,000, including Shares issuable upon the exercise of an over-allotment option granted by the Company to the underwriters to purchase additional Shares. The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and National Securities Corporation, as representative of each of the underwriters named therein (the “Representative”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering a warrant to purchase Shares of the Company to be issued to the Representative as additional compensation pursuant to the Underwriting Agreement (the "Representative's Warrant"), as well as the Shares issuable upon exercise of the Representative's Warrant (the "Representative's Warrant Shares").

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable; (ii) the Representative's Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; and (iii) the Representative's Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative's Warrant, will be validly issued, fully paid and non-assessable.

June 24, 2015

We are opining solely on all applicable statutory provisions of New York corporate law, including the rules and regulations underlying those provisions, all applicable judicial and regulatory determinations in connection therewith and, as to the Representative’s Warrant constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Morse & Morse, PLLC